Exhibit 23.4

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of RenaissanceRe Holdings Ltd. of our report dated March 14, 2019 relating to the financial statements of Tokio Millennium Re AG, which appears in Exhibit 99.1 of RenaissanceRe Holdings Ltd.’s Current Report on Form 8-K/A dated March 26, 2019. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers AG

Zurich, Switzerland

November 27, 2019